                                                                    EXHIBIT 21.1

AUTOLOGIC INFORMATION INTERNATIONAL, INC. AND SUBSIDIARIES

EXHIBIT 21.1--SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries and joint ventures of the Company as of January 17, 1998 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of October 31, 1997, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active during fiscal 1996, are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of October 31, 1997.

                                                                  Jurisdiction
                                                                        of
Name (1)                                                          Incorporation
--------                                                          -------------
Xitron, Incorporated                                              Michigan
Autologic Triple-I, Inc.                                          Canada
Autologic Information International, Limited                      United Kingdom
Autologic Information International, A.B.                         Sweden
Autologic Information International, Ltd.                         Israel
Autologic Information International, Pty Limited                  Australia
Information International Incorporated Ltd.                       United Kingdom
Information International Incorporated S.A.                       France
Information International Overseas Corporation                    California
Information International Foreign Sales Corporation               Guam
Autologic Information International Ltd.                          Nevada

--------------------

(1) Except as noted, each named subsidiary is wholly owned, directly or indirectly, by the Company, except that in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors and/or other subsidiaries of the Company.